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                                                                    Exhibit 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated May 2, 2001, accompanying the consolidated financial statements included in the Annual Report of Multi-Color Corporation on Form 10-K for the year ended March 31, 2001. We hereby consent to the incorporation by reference of said report in the Registration Statement of Multi-Color Corporation on Form S-8 pertaining to the 1999 Long-Term Incentive Plan of Multi-Color Corporation and the 1998 Non-Employee Director Plan.


                                              Grant Thornton LLP
                                              /s/ Grant Thornton LLP


Cincinnati, Ohio
January 17, 2002